Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Employee Director Stock Option Plan of LeCroy Corporation of our report dated August 2, 1999, except for the last sentence of the second paragraph of Note 6, as to which the date is September 7, 1999, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

                                                         ERNST & YOUNG LLP

Hackensack, New Jersey
November 23, 1999